UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2005
BURLINGTON RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9971	91-1413284

(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 2100, Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)

713-624-9000

Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

Item 8.01. Other Events.
     On August 2, 2005, Burlington Resources Inc. ( “Burlington”) and Burlington Resources Oil & Gas Company LP, a wholly owned indirect subsidiary of Burlington, entered into an underwriting agreement for the public offering of up to 9,487,500 units of beneficial interest (the “Units”) in the Permian Basin Royalty Trust. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the sale of the Units is scheduled for August 8, 2005.
Item 9.01 Financial Statements and Other Exhibits.
                    (c) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated August 2, 2005, among Burlington Resources Inc., Burlington Resources Oil & Gas LP, Bank of America N.A. (as Trustee of the Permian Basin Royalty Trust), Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, RBC Capital Markets Corporation and Stifel, Nicholaus & Company, Incorporated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON RESOURCES INC.
Date: August 5, 2005	By:	/s/ Frederick J. Plaeger II
		Name:	Frederick J. Plaeger II
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated August 2, 2005, among Burlington Resources Inc., Burlington Resources Oil & Gas LP, Bank of America N.A. (as Trustee of the Permian Basin Royalty Trust), Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, RBC Capital Markets Corporation and Stifel, Nicholaus & Company, Incorporated.